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                                                                    EXHIBIT 23.2

                       CONSENT OF HUDDLESTON & CO., INC.

         We hereby consent to the incorporation by reference in Cliffs Drilling Company's Registration Statements on Form S-8 (Nos. 33-29915, 33-37163/33-37162, and 33-71778) and in the related prospectuses of our report dated January 1, 1994, with respect to the excerpts and estimates of Cliffs Oil and Gas Company in the Annual Report on Form 10-K for the year ended December 31, 1993, and to the use of our name, and the statements with respect to us, under the caption "Experts".


                                            HUDDLESTON & CO., INC.



                                            By: /s/ B.P. HUDDLESTON
                                               ____________________________
                                                B.P. Huddleston
                                                Chairman


Houston, Texas
March 3, 1994